UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
June 1, 2009
 (Date of earliest event reported)

Callon Petroleum Company
(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 North Canal St.
Natchez, Mississippi  39120
(Address of principal executive offices, including zip code)

(601) 442-1601
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)	Appointment of Executive Vice President and Chief Operating Officer

On June 1, 2009, Callon Petroleum Company issued the press release attached as Exhibit 99.1 announcing that Steven B. Hinchman was named to the position of Executive Vice President and Chief Operating Officer.

Prior to joining the Company, Mr. Hinchman, age 50, was Executive Vice President of Technology and Services for Marathon Oil Corporation, a position he held since April 2008, and served as a member of Marathon's Executive Committee, a position he held since October 2000.  Mr. Hinchman originally joined Marathon in 1980 as a field engineer and subsequently held a number of technical, staff and managerial positions of increasing responsibility in their domestic and international exploration and production organizations.  Mr. Hinchman received a bachelor's degree in petroleum engineering from Pennsylvania State University in 1980, and a master's degree in the same field of study from the Colorado School of Mines in 1987.  Mr. Hinchman is a member of the board of directors of the American Petroleum Institute, a member, a Visiting Committee Member of the Petroleum Engineering Department of the Colorado School of Mines, a member of the board of directors of the Sam Houston Council of the Boy Scouts of America, and a member of the Industrial and Professional Advisory Council of the Department of Energy and Geo-Environmental Engineering at Pennsylvania State University.  In 2005, he received the distinguished Penn State Alumni Fellow Award.

Pursuant to the terms of his employment, Mr. Hinchman will receive an annual salary of $430,000 and is eligible for a targeted annual cash incentive award equal to 90% of his base salary.  As an inducement to employment, Mr. Hinchman was awarded 500,000 options to purchase the Company’s common stock with an exercise price of $2.755 per share.  These options will vest in three equal increments when Callon’s common stock trades above $5.00, $10.00, and $15.00 for twenty (20) consecutive trading days, respectively.  Mr. Hinchman was awarded 100,000 time-based restricted shares of common stock which will vest on the fourth anniversary of the award date, assuming continued employment.  Mr. Hinchman was also awarded 100,000 performance-based restricted shares of common stock which will vest between 0% and 150% based on certain performance metrics when compared to company identified peer companies.  The performance measurement period begins June 1, 2009 and ends June 1, 2012.

In addition to the items mentioned above, Mr. Hinchman will receive other employee benefits afforded executive officers of the Company such as paid vacation, medical and dental insurance, participation in the company’s 401-K plan and cafeteria plan, a company furnished automobile, club membership, and reimbursement for dues and expenses for professional affiliations.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number	Title of Document

99.1	Press release dated June 1, 2009 providing information regarding Callon Petroleum Company’s appointment of a new Executive Vice President and Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company

June 1, 2009	By:	/s/ B. F. Weatherly
B. F. Weatherly
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit Number	Title of Document

99.1	Press release dated June 1, 2009 providing information regarding Callon Petroleum Company’s appointment of a new Executive Vice President and Chief Operating Officer.